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THQ INC. to Receive $6.55 Million in Sale of Certain Intellectual Properties To Nordic Games, Gearbox Software, and 505 Games

AGOURA HILLS, Calif. – April 22, 2013– THQ Inc. (OTC: THQIQ) today announced that it has completed the bidding and sale process on certain of its intellectual properties (IP) with three buyers emerging to pay $6.55 million for the six available lots, subject to Bankruptcy Court approval. The company is filing its motions today with the Bankruptcy Court to obtain approval of these proposed sales.
The $6.55 million sale of the IP assets breaks down as follows:

•
$4.9 million from Nordic Games Licensing AB, a Swedish-based video games publisher, for Darksiders, Red Faction, MX vs ATV, Other Owned Software (includes Destroy all Humans!, Summoner and more), and Other Licensed Software (includes Marvel Super Hero Squad, Supreme Commander and more);

•	$1.35 million from Gearbox Software, LLC, a Plano, Tex.-based developer of interactive entertainment, for Homeworld; and

•	$.3 million from 505 Games Srl, an Italian video game publisher, for Drawn to Life and Drawn to Life: The Next Chapter.
The company expects the Bankruptcy Court to hear the sales motions on May 13, 2013 and to finalize the sale transactions thereafter.
On April 18, the company filed its Chapter 11 Plan of Liquidation and Disclosure Statement with the Court. The Plan outlines how certain classes of claims will be satisfied. Once the Court approves the Disclosure Statement, voting on the Plan by certain impaired classes will commence. Both documents are available for review online at www.kccllc.net/thq.
THQ and its domestic business units filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Court for the District of Delaware on Dec. 19, 2012.

For additional information about THQ, please visit www.thq.com. For information regarding the Chapter 11 case, please visit www.kccllc.net/thq.

THQ Inc. Caution Concerning Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as "THQ"), including, but not limited to, expectations regarding the bankruptcy case. These statements are based upon management's current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the adverse impact of the bankruptcy case on THQ’s business, financial condition and results of operations, including its ability to maintain customer and supplier relationships; the level of interest of prospective bidders in the bidding and sale process for the remaining IP assets; THQ’s ability to obtain bankruptcy court approval in connection with the bankruptcy case; the actions of THQ’s creditors and other third parties with interests in the bankruptcy case; competitive, economic, legal, political, and technological factors affecting our industry, operations, markets, products, or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal period ended March 31, 2012 and subsequent Quarterly Reports on Form 10-Q, and particularly the discussion of trends and risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Note to editors: List of Lots Follows

THQ Official List of Intellectual Property Available for Bidding

Lot 1 - OWNED SOFTWARE
Red Faction	Red Faction Armageddon
Red Faction 2	Red Faction: Guerrilla

Lot 2 - OWNED SOFTWARE
Homeworld	Homeworld 2

Lot 3 - OWNED SOFTWARE
MX Alive	MX vs ATV Untamed
MX Superfly featuring Ricky Carmichael	MX vs. ATV Alive Tournament
MX Unleashed	MX vs. ATV Unleashed
MX vs ATV Reflex	MX vs. ATV: On The Edge

Lot 4 - OWNED SOFTWARE
Darksiders	Darksiders 2

Lot 5 - OWNED SOFTWARE
All Star Cheer Squad	Elements of Destruction
All Star Cheer Squad 2	Fantastic Pets
All Star Karate	Frontlines: Fuel of War
Baja: Edge of Control	Full Spectrum Warrior 1
Battle of the Bands	Full Spectrum Warrior 2: Ten Hammers
Beat City	Juiced
Big Beach Sports	Juiced 2: Hot Import Nights
Big Beach Sports 2	Lock's Quest: Construction Combat
Big Family Games	Neighborhood Games
Crawler	Pax Imperia
Stuntman: Ignition
Summoner
Deadly Creatures	Summoner 2
Deep Six	Terranium
Lot 5 - OWNED SOFTWARE (continued)
Destroy All Humans!	The Outfit
Destroy All Humans! 2	Titan Quest
Destroy All Humans! Big Willy Unleashed	Titan Quest: Immortal Throne
Destroy All Humans! Path of the Furon	uDraw
Dood's Big Adventure	World of Zoo
Drawn to Life
Drawn to Life: The Next Chapter

Lot 6 - LICENSED SOFTWARE (buyer to pay any cure costs)
Costume Quest	Scripps Spelling Bee (Scripps)
Daniel X (SueJack)	Sherlock Holmes and the Mystery of Osborne House
Deepak Chopra's Leela (Curious Holdings)	Stacking
Fancy Nancy: Tea Party Time! (Harper Collins)	Supreme Commander
Jeopardy	Supreme Commander Forged Alliance
Jeopardy 2	The Biggest Loser
Journey to the Center of the Earth	Truth or Lies
Let's Ride Best of Breed	Vampire Legends: Power of Three (dtp)
Marvel Super Hero Squad: Comic Combat	Wheel of Fortune
Marvel Super Hero Squad: The Infinity Gauntlet	Wheel of Fortune 2
Marvel Super Hero Squad: The Infinity Gauntlet 2	World of Zoo
Nancy Drew: The Hidden Staircase	Worms 2
Nexuiz	Worms Battle Islands
Paws & Claws Marine Rescue	Worms Open Warfare
Paws & Claws Pampered Pets Resort 3D	Worms: A Space Oddity
PurrPals 2	Worms: Open Warfare 2 (Team 17)
Rio	You Don’t Know Jack (Jellyvision)
Rocket Riot
Screwjumper (Frozen Codebase)